UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2009

FOAMEX INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Rose Tree Corporate Center II
1400 N. Providence Road, Suite 2000
Media, Pennsylvania 19063-2076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 744-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 25, 2009, Foamex International Inc. (the “Company”) and its subsidiaries, Foamex L.P. (“Foamex“), FMXI, LLC (“FMXI”), Foamex Latin America, Inc. ("Foamex Latin America”), Foamex Asia, Inc. (“Foamex Asia”), Foamex Carpet Cushion LLC (“Foamex Carpet”), Foamex Mexico, Inc. (“Foamex Mexico”) and Foamex Canada Inc. (together with the Company, Foamex, Foamex Latin America, Foamex Asia, Foamex Carpet and Foamex Mexico, “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with MP Foam DIP LLC (“Purchaser”), an affiliate of MatlinPatterson Global Opportunities Partners III, providing for the sale to Purchaser of substantially all of Sellers’ assets. Foamex and Purchaser are also parties to that certain Debtor-in-Possession Credit Agreement, dated as of February 24, 2009, pursuant to which Purchaser and Bank of America, N.A. have agreed to provide to Foamex a term loan and letter of credit facility in an aggregate principal amount not to exceed $95,000,000 (the “DIP Credit Agreement”). The aggregate purchase price under the Purchase Agreement is $105,000,000, payable in a combination of (i) $78,400,000 in cash and Purchaser’s assignment to Sellers of the indebtedness to Purchaser under the DIP Credit Agreement and (ii) by Purchaser’s assumption of certain liabilities of Sellers with an estimated value of $26,600,000. In addition, the Purchaser would assume certain other liabilities as set forth in the Purchase Agreement.

The Purchase Agreement is subject to approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), in which the bankruptcy cases of the Company and the other Sellers, under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), are being jointly administered as In re Foamex International Inc., et al., Case No. 09-10560 (KJC) (the "Bankruptcy Case"). Purchaser entered into the Purchase Agreement as a “stalking horse” bidder, and its purchase of Sellers’ assets under the Purchase Agreement is subject to Sellers’ solicitation of higher or otherwise better offers pursuant to specified bidding procedures and an auction process to be conducted under supervision of the Bankruptcy Court.

Sellers may terminate the Purchase Agreement to pursue an alternative transaction, including a reorganization under the Bankruptcy Code, and upon the consummation of any such transaction Sellers are obligated to pay to Purchaser a break-up fee of $2,000,000 and reimburse Purchaser for up to $2,500,000 of Purchaser’s transaction-related expenses. The closing under the Purchase Agreement is subject to various conditions, including termination or expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Bankruptcy Court approval and the continued accuracy of the Sellers’ representations and warranties as of the closing date, subject to certain exceptions specified in the Purchase Agreement. The Purchase Agreement may be terminated prior to the closing by either Purchaser or Sellers upon the occurrence of specified events. In the event of a termination under certain circumstances, Sellers would be required to pay to the Purchaser the break-up fee and/or expense reimbursement or would be entitled to retain the Purchaser’s $10,000,000 deposit.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report.

Amendment to Debtor-in-Possession Credit Agreement

On March 24, 2009, in connection with the Purchase Agreement, Foamex, Purchaser and Bank of America, N.A. entered into Amendment No. 1 to Debtor-in-Possession Credit Agreement (the “DIP Amendment”). The DIP Amendment preserves the original maturity date contemplated by the DIP Credit Agreement which, without such amendment, would have been affected by the entry into the Purchase Agreement on a date later than what was contemplated by the DIP Credit Agreement. As amended by the DIP Amendment, the DIP Credit Agreement will mature, and all amounts owing thereunder will be due and payable in full at the earliest to occur of: (a) 120 days from the February 18, 2009, the date the Bankruptcy Case was commenced, (b) 30 days after approval of the interim order approving the DIP Credit Agreement if the DIP Credit Agreement has not been approved by the Bankruptcy Court on a final basis by such date, (c) 60 days following Bankruptcy Court approval of procedures for the sale of Sellers’ businesses, and (d) upon acceleration of maturity by the lenders following the occurrence and during the continuation of an Event of Default (as defined in the DIP Credit Agreement).

The foregoing description of the DIP Amendment does not purport to be complete and is qualified in its entirety by reference to the DIP Amendment, a copy of which is filed as Exhibit 10.1 to this report.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The disclosure in Item 1.01 of this report is incorporated herein by reference.

On March 25, 2009, the Company and the other Sellers filed proposed bid procedures and a sale motion (the “Bid Procedures and Sale Motion”) in the Bankruptcy Court seeking authority to sell substantially all of the assets of the Company and the other Sellers through a court-approved sale process.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the asset sale contemplated by the Purchase Agreement or the sale process proposed in the Bid Procedures and Sale Motion, both with respect to each major type of cost associated with each of the foregoing and with respect to the total cost of each of the foregoing, or an estimate of the amount or range of amounts that will result in future cash expenditures.

Item 8.01.	Other Events.

On March 25, 2009, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the Company’s press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated as of March 25, 2009, by and among Foamex International Inc., Foamex L.P., FMXI, LLC, Foamex Latin America, Inc., Foamex Asia, Inc., Foamex Carpet Cushion LLC, Foamex Mexico, Inc. and Foamex Canada Inc., as sellers, and MP Foam DIP LLC, as purchaser.

10.1	Amendment No. 1 to Debtor-in-Possession Credit Agreement, dated as of March 24, 2009, by and among Foamex L.P., MP Foam DIP LLC and Bank of America, N.A.

99.1	Press release, dated March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2009	FOAMEX INTERNATIONAL INC.

By:	/s/ John G. Johnson, Jr.
Name:	John G. Johnson, Jr.
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number	Description

2.1

Asset Purchase Agreement, dated as of March 25, 2009, by and among Foamex International Inc., Foamex L.P., FMXI, LLC, Foamex Latin America, Inc., Foamex Asia, Inc., Foamex Carpet Cushion LLC, Foamex Mexico, Inc. and Foamex Canada Inc., as sellers, and MP Foam DIP LLC, as purchaser.

10.1	Amendment No. 1 to Debtor-in-Possession Credit Agreement, dated as of March 24, 2009, by and among Foamex L.P., MP Foam DIP LLC and Bank of America, N.A.

99.1	Press release, dated March 25, 2009.